Filed pursuant to Rule 424(b)(3)
Registration No. 333-148049

ASPECT GLOBAL DIVERSIFIED FUND LP

SUPPLEMENT DATED FEBRUARY 1, 2010
TO
THE PROSPECTUS AND DISCLOSURE DOCUMENT
DATED MAY 1, 2009

This Supplement updates certain Commodity Futures Trading Commission required information and certain supplemental information contained in the Aspect Global Diversified Fund LP Prospectus and Disclosure Document dated May 1, 2009.  All capitalized terms used in this Supplement have the same meaning as in the Prospectus unless specified otherwise.  Prospective investors should review the contents of both this Supplement and the Prospectus carefully before deciding whether to invest in the Fund.

Exhibit I of this Supplement contains an updated version of the breakeven table of the Fund set forth on page 10 of the Prospectus.  Exhibit II contains an updated version of the performance record of the Fund beginning on page 21 of the Prospectus.  Exhibit III contains an updated version of the performance information of the Trading Advisor beginning on page 30 of the Prospectus.  Exhibit IV contains updated information regarding the General Partner beginning on page 50 of the Prospectus.  Exhibit V contains an updated version of the performance of commodity pools operated by the General Partner beginning on page 57 of the Prospectus.

* * * * * * * * * *

All information in the Prospectus is hereby restated, except as updated hereby.

__________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement.  Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

EXHIBIT I

BREAKEVEN TABLE

The table below sets forth the Trading Profits that must be earned by the Fund to break even during the first year of investment, based on an initial investment of $10,000 (assuming no changes in net asset value, and interest income of 0.24%).

	Dollar Amount and Percentage of Expenses[1]
	Series A2		Series B2		Series C2		Series I2
Expense	$	%	$	%	$	%	$	%
Trading Advisor Management Fee[3]	$240	2.40%	$240	2.40%	$240	2.40%	$240	2.40%
Incentive Fee[4]	$ 0	0.00%	$ 0	0.00%	$ 0	0.00%	$ 0	0.00%
Brokerage Expenses[5]	$30	0.30%	$30	0.30%	$30	0.30%	$30	0.30%
General Partner Fee	$110	1.10%	$110	1.10%	$110	1.10%	$110	1.10%
Administrative Expenses[5]	$95	0.95%	$95	0.95%	$95	0.95%	$95	0.95%
Offering Expenses[5]	$75	0.75%	$75	0.75%	$ 0	0.00%	$75	0.75%
Selling Agent Commissions[5]	$200	2.00%	$ 0	0.00%	$ 0	0.00%	$ 0	0.00%
Broker Dealer Servicing Fee or Broker Dealer Custodial Fee[5]	$15	0.15%	$ 60	0.60%	$ 0	0.00%	$ 0	0.00%
Interest Income[6]	$(24)	(0.24)%	$ (24)	(0.24)%	$(24)	(0.24)%	$ (24)	(0.24)%
12-Month Breakeven[7]	$ 741	7.41%	$586	5.86%	$451	4.51%	$526	5.26%

1.
The breakeven analysis assumes that the Units have a constant month-end net asset value and is based on an initial minimum subscription of $10,000.  See “Charges” in the Prospectus for an explanation of the expenses included in the “Breakeven Table.”

2.	Once the Fee Limit (described on page 8 of the Prospectus) is reached, Series A Units, Series B Units and Series I Units will be automatically re-designated as Series C Units.

3.
Because the Fund is trading at approximately 1.20 times the normal trading level of the Trading Program, the Management Fee of 2.00% is multiplied by the overall trading level of the Fund (1.20 x 2.0% = 2.40%).

4.
Incentive Fees are paid to the Trading Advisor only on Trading Profits earned.  Trading Profits are determined after deducting all Fund expenses, other than any extraordinary expenses, and do not include interest income.  Therefore, Incentive Fees will be zero at the Fund’s breakeven point.

5.
Expense levels are assumed to be at maximum levels, with the exception of Brokerage Expenses, which is a good faith estimate as of the date of this prospectus.  The compensation paid to the futures commission merchant is estimated at 0.30% of the Fund’s average annual Net Asset Value and will not, under any circumstance, exceed the maximum permissible brokerage expense of 14% of the average annual Net Asset Value of the Fund established by the guidelines of the North American Securities Administrators Association, Inc.  Selling Agent Commissions, the Broker Dealer Servicing Fee and Custodial Fee are described above in detail.  See “Summary — Fees and Expenses.”

6.
Interest income currently is estimated to be earned at a rate of 0.24% based upon the current interest rates of the anticipated mix of cash, bank deposits, short-term obligations of the U.S. Government, Government-sponsored enterprises, and fully registered U.S. money market funds or short-term (under one year) investment grade interest bearing securities, including commercial paper.  This rate will change from time-to-time according to prevailing interest rates.

7.
Series A Units are subject to a Redemption Fee that declines every month during the first year an investor holds such Series A Units so that, at the end of the 12th month following investment, the Redemption Fee is 0.  Thus, no Redemption Fee is shown at the 12-Month Breakeven point.  An investor redeeming his Series A Units before the 12th month-end following investment will pay a Redemption Fee, determined by how long the investor held his Series A Units.  For example, based on an initial investment of $10,000, the Redemption Fee at the end of the 11th month-end following investment would be $16.66 or 0.167% of the initial investment.

EXHIBIT II

PERFORMANCE OF THE FUND

Series A Units

The following are the monthly rates of return and month-end Net Asset Value per Series A Unit from December 1, 2008 through December 31, 2009.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past.

ASPECT GLOBAL DIVERSIFIED FUND LP

Type of Pool: Publicly Offered Commencement of Fund: September 1, 2008 Commencement of Series: December 1, 2008 Aggregate Series A Subscriptions: $10,070,153 Aggregate Fund Subscriptions: $40,600,863*
Current Series Capitalization: $9,492,784
Current Fund Capitalization: $31,400,714
Largest monthly drawdown:  (10.02)%   June 2009
Largest peak-to-valley drawdown: (21.51)%  March–July 2009
Net Asset Value per Series A Unit, December 31, 2009: $85.66

Month	Monthly Rates Of Return	Month-End NAV Per Series A Unit
2008
December	4.31%	$104.31
Compound Rate of Return (1 month)	4.31%
2009
January	0.37%	$104.69
February	0.57%	$105.29
March	(4.55)%	$100.50
April	(4.18)%	$96.30
May	(2.77)%	$93.63
June	(10.02)%	$84.25
July	(1.91)%	$82.64
August	4.37%	$86.25
September	3.01%	$88.85
October	(5.76)%	$83.73
November	9.26%	$91.49
December	(6.37)%	$85.66
Compound Rate of Return	(17.87)%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Worst Monthly Drawdown.

“Largest Peat-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “Largest Peak-to-Valley-Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

* The General Partner contributed initial capital to the Fund of $500,000 as part of the Fund’s launch.  This amount is included in the “Aggregate Fund Subscriptions” figure, and is tracked separately from Series A, B, and I Units.

Series B Units

The following are the monthly rates of return and month-end Net Asset Value per Series B Unit from November 1, 2008 through December 31, 2009.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past.

ASPECT GLOBAL DIVERSIFIED FUND LP

Type of Pool: Publicly Offered Commencement of Fund: September 1, 2008 Commencement of Series: November 1, 2008 Aggregate Series B Subscriptions: $10,823,079 Aggregate Fund Subscriptions: $40,600,863*
Current Series Capitalization: $9,610,394
Current Fund Capitalization: $31,400,714
Largest monthly drawdown:  (9.90)%   June 2009
Largest peak-to-valley drawdown: (20.98)%  March–July 2009
Net Asset Value per Series B Unit, December 31, 2009: $92.33

Month	Monthly Rates Of Return	Month-End NAV Per Series B Unit
2008
November	6.04%	$106.04
December	4.42%	$110.72
Compound Rate of Return (2 months)	10.72%
2009
January	0.47%	$111.25
February	0.67%	$111.99
March	(4.40)%	$107.07
April	(4.05)%	$102.73
May	(2.65)%	$100.01
June	(9.90)%	$90.10
July	(1.78)%	$88.50
August	4.50%	$92.48
September	3.15%	$95.39
October	(5.63)%	$90.02
November	9.41%	$98.48
December	(6.25)%	$92.33
Compound Rate of Return	(16.61)%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Worst Monthly Drawdown.

“Largest Peat-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “Largest Peak-to-Valley-Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

* The General Partner contributed initial capital to the Fund of $500,000 as part of the Fund’s launch.  This amount is included in the “Aggregate Fund Subscriptions” figure, and is tracked separately from Series A, B, and I Units.

Series I Units

The following are the monthly rates of return and month-end Net Asset Value per Series I Unit from September 1, 2008 through December 31, 2009.  There can be no assurance that the Fund will continue to perform in the future in the way it has in the past.

ASPECT GLOBAL DIVERSIFIED FUND LP

Type of Pool: Publicly Offered
Commencement of Fund: September 1, 2008
Commencement of Series: September 1, 2008
Aggregate Series I Subscriptions: $19,207,631
Aggregate Fund Subscriptions: $40,600,863*

Current Series Capitalization: $11,863,407
Current Fund Capitalization: $31,400,714
Largest monthly drawdown:  (9.86)%   June 2009
Largest peak-to-valley drawdown: (20.68)%  March–July 2009
Net Asset Value per Series I Unit, December 31, 2009: $105.68

Month	Monthly Rates Of Return	Month-End NAV Per Series I Unit
2008
September	3.88%	$103.88
October	9.32%	$113.55
November	6.08%	$120.46
December	4.46%	$125.83
Compound Rate of Return (4 months)	25.83%
2009
January	0.51%	$126.48
February	0.71%	$127.38
March	(4.23)%	$122.00
April	(4.00)%	$117.11
May	(2.60)%	$114.07
June	(9.86)%	$102.82
July	(1.73)%	$101.04
August	4.55%	$105.64
September	3.20%	$109.02
October	(5.59)%	$102.93
November	9.46%	$112.67
December	(6.20)%	$105.68
Compound Rate of Return	(16.01)%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

“Largest Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Worst Monthly Drawdown.

“Largest Peat-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “Largest Peak-to-Valley-Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

* The General Partner contributed initial capital to the Fund of $500,000 as part of the Fund’s launch.  This amount is included in the “Aggregate Fund Subscriptions” figure, and is tracked separately from Series A, B, and I Units.

EXHIBIT III

PERFORMANCE INFORMATION OF THE TRADING ADVISOR

The following summary performance information reflects (1) the unaudited results of a representative account, which account is an investment fund, traded pursuant to the Trading Program from January 2005 through December 2009 (Capsule A) and; (2) unaudited composite monthly performance of all non-exempt client accounts managed by the Trading Advisor pursuant to the Trading Program from January 2005 through December 2009 (Capsule B).  The Trading Advisor commenced trading its first non-exempt accounts with respect to the Aspect Diversified Program as of January 2004.  Supplemental performance information for the above-referenced representative account may be found in Part Two of this Prospectus.

The account selected as the representative account in Capsule A is that of a privately-offered pooled investment fund. This privately-offered fund is the largest account traded pursuant to the Trading Program. This privately-offered fund is not, however, subject to the same leverage, fees and other expenses of each Series of Units of the Fund, and such fees and expenses are reflected only in the pro forma performance information for each Series of Units of the Fund displayed in Pro Forma Performance of the Trading Program As Adjusted to Reflect the Fund’s Fee Structure set forth in Part II of this Prospectus beginning on page 112.

Investors are cautioned that the information set forth in the following Capsule performance summaries is not necessarily indicative of, and may have no bearing on, any trading results that may be attained by the Trading Advisor or by for each Series of Units of the Fund in the future, since past performance is not indicative of future results.  There can be no assurance that the Trading Advisor or each Series of Units of the Fund will make any profits at all, or will be able to avoid incurring substantial losses. Investors should also note that interest income may constitute a significant portion of a commodity pool’s total income and, in certain instances, may generate profits where there have been realized or unrealized losses from commodity trading.

CAPSULE A
REPRESENTATIVE ACCOUNT OF THE ASPECT DIVERSIFIED PROGRAM
January 2005 to December 2009

The following summary performance information reflects the performance results of a representative account, which account is an investment fund, traded pursuant to the Aspect Diversified Program for the required period from January 2005 to December 2009*.  Each Series of Units of the Fund will have different leverage, fees and expenses from this representative account.

Name of CTA:  Aspect Capital Limited
Name of Program:  Aspect Diversified Program*
Inception of trading by CTA:  January 12, 1998
Inception of trading in Program:  December 16, 1998
Aggregate assets (excluding notional equity) in Program as at December 31, 2009**: $ 2,242,245,361
Aggregate assets (including notional equity) in Program as at December 31, 2009: $ 3,567,918,318
Aggregate assets (excluding notional equity) overall as at December 31, 2009: $ 2,242,245,361
Aggregate assets (including notional equity) overall as at December 31, 2009: $ 3,567,918,318
Aggregate assets (excluding notional equity) in representative account as at December 31, 2009: $ 1,031,420,323
Aggregate assets (including notional equity) in representative account as at December 31, 2009: $ 1,031,420,323
Number of accounts traded pursuant to the Program as at December 31, 2009: 46
Worst monthly drawdown:  (9.15) % July 2008
Worst peak-to-valley drawdown:  (21.50) % February 2004 – January 2005
Number of non-exempt accounts traded pursuant to the Program during the required period: 5
Number of non-exempt accounts traded pursuant to the Program during the required period that closed: 0
Number of exempt accounts traded pursuant to the Program during the required period: 41
Number of exempt accounts traded pursuant to the Program during the required period that closed:  0

Monthly Rates Of Return	2009	2008	2007	2006	2005
January	0.55%	4.97%	2.78%	2.47%	(7.48)%
February*	0.71%	8.09%*	(5.83)%	(1.31)%	4.09%
March	(3.61)%	(3.45)%	(1.94)%	5.31%	1.44%
April	(3.11)%	(5.21)%	4.66%	5.10%	(2.94)%
May	(2.27)%	4.20%	6.22%	(4.98)%	4.61%
sssJune	(7.83)%	7.81%	3.68%	0.49%	4.47%
July	(1.51)%	(9.15)%	(5.68)%	(4.56)%	(0.87)%
August	4.10%	(4.27)%	(6.53)%	(0.59)%	4.24%
September	2.81%	3.91%	5.51%	0.37%	0.58%
October	(4.42)%	9.80%	7.33%	4.81%	(1.43)%
November	8.07%	5.66%	(4.21)%	0.23%	5.80%
December	(4.90%	4.08%	3.40%	5.52%	(0.28)%
Compound Rate of Return	(11.79)%	27.29%	8.18%	12.84%	12.01%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 33 OF THE PROSPECTUS.

* In February 2008, Aspect Capital Limited made an allocation to a proprietary systematic trading strategy (the “Stock Sector Strategy”) within the representative account, and the level of such allocation may vary from time to time but is expected to be between 5% and 10%.  The Stock Sector Strategy is not currently applied to other accounts trading the Aspect Diversified Program.  Therefore, the performance figures for February 2008 onwards represent the adjusted performance of the representative account to exclude the effect of the Stock Sector Strategy allocation.  Because the representative account implements the Stock Sector Strategy by utilizing the excess cash from the representative account, the actual allocation of capital to the standard Aspect Diversified Program within the representative account is the same despite the representative account implementing the Stock Sector Strategy. Therefore, the adjustment is carried out by calculating the estimated gross contribution to the performance of the representative account which is attributable to the Stock Sector Strategy, removing this from the monthly performance of the representative account and adjusting the figure for any performance fee impact as appropriate.  No further adjustments to the returns are necessary since the remainder of the Aspect Diversified Program operates identically in all other accounts trading the standard Aspect Diversified Program, save for those accounts which are subject to different leverage, fees and expenses.

**   All asset numbers are as at close of business on the stated date, net of month-end subscriptions and redemptions.

CAPSULE B

NON-EXEMPT ACCOUNTS OF THE ASPECT DIVERSIFIED PROGRAM
January 2005 to December 2009

The performance information presented below reflects the unaudited composite monthly performance of all non-exempt client accounts managed by the Trading Advisor pursuant to the Trading Program from January 2005 through December 2009.  The Trading Advisor commenced trading its first non-exempt accounts with respect to the Aspect Diversified Program as of January 2004.  All performance data has been prepared on an accrual basis in accordance with international accounting standards. The monthly rate of return is a composite rate of return and does not necessarily represent the rate of return experienced by any one account.  The monthly performance figures for each non-exempt account have been adjusted in order to (a) include the impact of all brokerage commissions and fees charged by the Trading Advisor (such as management and performance fees); (b) include the benefit of interest accrued on the trading account; and (c) exclude the impact of all other third party fees (such as selling agent fees, wrap fees, sponsor’s and administrative fees).  Information provided is not audited and it is based on a combination of figures provided by the non-exempt account clients and figures produced internally.  As such, there may be material differences between these figures and the figures presented in the audited financial statements of any one account.  However, the Trading Advisor believes that the information below is accurate and fairly presented.  When reviewing past performance records, it is important to note that different accounts, even though they are traded pursuant to the same strategy, can have varying trading results.  The reasons for this include:  (1) the period during which the accounts are active; (2) the account size; (3) market liquidity may not be sufficient to allow entry of an order with a sufficient number of contracts for all clients; and (4) the rate of brokerage commissions charged to an account.

Name of CTA:  Aspect Capital Limited
Name of Program:  Aspect Diversified Program
Inception of trading by CTA:  January 12, 1998
Inception of trading in Program:  December 16, 1998
Aggregate assets (excluding notional equity) in Program as at December 31, 2009*: $ 2,242,245,361
Aggregate assets (including notional equity) in Program as at December 31, 2009:  $ 3,567,918,318
Aggregate assets (excluding notional equity) in non-exempt accounts as at December 31, 2009: $ 555,799,477
Aggregate assets (including notional equity) in non-exempt accounts as at December 31, 2009: $ 578,627,678
Aggregate assets (excluding notional equity) overall as at December 31, 2009: $ 2,242,245,361
Aggregate assets (including notional equity) overall as at December 31, 2009: $ 3,567,918,318
Number of accounts traded pursuant to the Program as at December 31, 2009: 46
Number of open accounts traded pursuant to the Program in the composite as at December 31, 2009: 5
Worst monthly drawdown: (8.34) % July 2008
Worst peak-to-valley drawdown:  (22.07) % February 2004 – January 2005
Number of profitable non-exempt accounts opened and closed during the period: 0
Range of returns experienced by profitable non-exempt accounts opened and closed during the period: N/A
Number of unprofitable non-exempt accounts that have opened and closed during the period: 0
Range of returns experienced by unprofitable non-exempt accounts opened and closed during the period:  N/A

Monthly Rates of Return	2009	2008	2007	2006	2005
January	0.40%	5.11%	2.81%	2.17%	(7.38)%
February	0.74%	8.53%	(5.77)%	(1.23)%	3.72%
March	(3.22)%	(1.97)%	(2.03)%	5.21%	1.87%
April	(2.96)%	(5.17)%	3.86%	5.29%	(3.01)%
May	(2.11)%	3.65%	6.20%	(4.36)%	4.39%
June	(7.49)%	7.41%	3.45%	0.42%	4.55%
July	(1.47)%	(8.34)%	(5.20)%	(4.47)%	(1.47)%
August	4.18%	(3.91)%	(6.03)%	(0.68)%	4.40%
September	2.77%	3.55%	5.34%	0.42%	(0.22)%
October	(4.34)%	8.78%	6.53%	4.51%	(1.71)%
November	8.20%	5.49%	(3.15)%	0.35%	5.12%
December	(5.07)%	4.02%	2.96%	4.61%	(0.53)%
Compound Rate of Return	(10.83)%	28.54%	7.96%	12.23%	9.27%
PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

SEE “NOTES TO CAPSULE PERFORMANCE INFORMATION” ON PAGE 33 OF THE PROSPECTUS.

*   All asset numbers are as at close of business on the stated date, net of month-end subscriptions and redemptions.

EXHIBIT IV

THE GENERAL PARTNER

Principals of the General Partner

The Principals, directors and officers of the General Partner are Kenneth E. Steben, Michael D. Bulley, John H. Grady, Neil D. Menard, Carl A. Serger and the Kenneth E. Steben Revocable Trust Dated January 29, 2008.  The biographies of Mr. Grady and Mr. Serger are set forth below.  The biographies of the other Principals, directors and officers of the General Partner are set forth in the Prospectus.  Barry R. Gainsburg and Ahmed S. Hassanein are no longer Principals, directors or officers of the General Partner.

John H. Grady is General Counsel and Chief Compliance Officer. Mr. Grady joined Steben & Company, Inc. in December of 2009.  His application to become a CFTC-listed Principal is pending, as his registration as an associated person of Steben & Company, Inc.  Mr. Grady received his JD from The University of Pennsylvania Law School in 1985 and received his Bachelor of Arts, magna cum laude, from Colgate University in 1982. Prior to joining Steben & Company, Inc., Mr. Grady was President of Arcady Investment Consulting LLP, a consulting firm based in Philadelphia that served funds, advisers and brokerage firms from January 2009 to December 2009. Before that, Mr. Grady was a Senior Advisor to Coil Investment Group, a Norway-based investment firm from April 2008 to December 2008, and Chief Executive Officer of the Nationwide Funds Group (formerly known as the Gartmore Funds), a family of registered investment companies, from October 2006 to January 2008. From April 2004 to June 2006, Mr. Grady served as Chief Executive Officer of the Constellation Funds Group, an investment company complex; prior to that, he was the chief operating officer of Turner Investment Partners, an institutional asset management firm, from February 2001 to March 2004. During the periods June 2006 to October 2006 and February 2008 to April 2008, Mr. Grady acted as a consultant to investment related businesses, including mutual funds, investment advisers and broker-dealers. After graduating from law school, Mr. Grady was an attorney in private practice for over 15 years, and was a partner with Morgan, Lewis LLP in the firm’s DC and Philadelphia offices from July 1993 to January 2001. Mr. Grady holds Series 7, 24 and 63 FINRA licenses.

Carl A. Serger is Chief Financial Officer. Mr. Serger joined Steben & Company, Inc. in December of 2009 and is currently pending as a CFTC registered Principal of Steben & Company, Inc. Mr. Serger, born in March of 1960, graduated from Old Dominion University in VA with a BS in Business Administration, and has a Technology Management Certification from he California Institute of Technology. Mr. Serger has over 20 years of accounting experience, including 10 years of audit experience. Prior to joining Steben & Company, Inc., Mr. Serger was the CFO, Senior VP and Treasurer of Finetre Corporation, a financial technology platform company providing services to major brokerage firms, banks and insurance companies from December 1999 until its acquisition by Ebix, Inc. in October 2006. Mr. Serger remained with Ebix, a software company serving the insurance industry, as Senior VP and CFO until July 2007. From July 2007 to November 2007, he acted as an independent consultant. From November 2007 until November 2009, Mr. Serger was the Senior VP, CFO and COO for Peracon, Inc., a leading electronic transactions platform for institutional commercial real estate transactions.

Investment of the General Partner in the Fund

As of December 31, 2009, the value of the General Partner’s Interest in the Fund was $434,130.38.  The General Partner made an initial capital contribution to the Fund of $500,000.

EXHIBIT V

PERFORMANCE OF COMMODITY POOLS OPERATED BY
 THE GENERAL PARTNER

General

The performance information included herein is presented in accordance with CFTC regulations.  The Fund differs materially in certain respects from each of the pools whose performance is included herein.  The following sets forth summary performance information for all pools operated by the General Partner (other than the Fund) since January 1, 2005.

The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund may perform in the future.  These pools also have material differences from one another; such differences may include a different number of advisors, leverage, fee structure and trading programs.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

____________________

Assets Under Management

The General Partner–Total assets under management as of December 31, 2009	$1,162,185,236
The General Partner–Total assets under multi-advisor management as of December 31, 2009	$1,057,734,906
The General Partner–Total assets under single-advisor management as of December 31, 2009	$ 104,450,330

Multi-Advisor Pools

These are all of the multi-advisor pools operated by the General Partner since January 1, 2005.  The General Partner has actively allocated and reallocated trading assets among a changing group of advisors selected by it.

Single-Advisor Pools

These are all of the pools (excluding the Fund), operated by the General Partner since January 1, 2005 and advised by a single advisor (as opposed to a portfolio of commodity trading advisors).

	TYPE OF POOL	START DATE(1)	CLOSE DATE(2)	AGGREGATE SUBSCRIPT. (3)	CURRENT TOTAL NAV(4)	CURRENT NAV PER UNIT(5)	% WORST MONTHLY DRAW-DOWN & MONTH(6)	% WORST PEAK-TO-VALLEY DRAW-DOWN (7)	PERCENTAGE RATE OF RETURN (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
									2005	2006	2007	2008	2009
Multi-Advisor Pools
Futures Portfolio Fund, L. P. (Class A Units)	Privately Offered – Regulation D – Rule 506	January 2, 1990	--	$823,275,029	$688,434,529	$4,668.87	July 2008 (9.26)%	July 2007 – Aug. 2007 (16.89)%	1.74%	6.78%	3.81%	29.77%	(6.98)%
Futures Portfolio Fund, L. P. (Class B Units)	Privately Offered – Regulation D – Rule 506	May 2, 1995	--	$411,150,912	$369,300,377	$6,118.04	July 2008 (9.13)%	July 2007 – Aug. 2007 (16.65)%	3.57%	8.71%	5.69%	32.08%	(5.29)%
Single-Advisor Pools
Sage Fund, L.P. (Class A Units) (8)	Privately Offered –Regulation D – Rule 506	January 5, 1996	--	$91,064,440	$73,049,616	$2,535.94	Jul. 2008 (18.73)%	July 2008 – Aug. 2008 (24.51)%	(4.06)%	7.80%	(3.97)%	45.27%	(10.93)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

_______________________________

1.	“Start Date” is the date the pool commenced trading.

2.	“Close Date” is the date the pool liquidated its assets and ceased to do business.

3.	“Aggregate Subscript” is the aggregate of all amounts ever contributed to the pool, including investors who subsequently redeemed their investments.

4.	“Current Total NAV” is the Net Asset Value of the pool as of December 31, 2009.

5.	“Current NAV Per Unit” is the Current Net Asset Value of the pool divided by the total number of units (shares) outstanding as of December 31, 2009

6.
“% Worst Monthly Drawdown” is the largest single month loss sustained during the last five years and year-to-date.  “Drawdown” as used in this table means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity.  “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures.  “Month” is the month of the % Worst Monthly Drawdown.

7.
“% Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Unit during the last five years and year-to-date.  This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns.  “% Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Unit that occurs without such month-end Net Asset Value per Unit being equaled or exceeded as of a subsequent month-end.  For example, if the Net Asset Value per Unit of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Unit had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

8.
In October 2005, a currency forward counterparty clearing firm for the Sage Fund, L.P., Refco Capital Markets Ltd, or RCM, entered into Chapter 11 bankruptcy.  As a result, the Sage Fund, L.P. account at RCM, representing about 7% of the net assets of Sage Fund, L.P. at the time became frozen.  This receivable was segregated into Class B units in October 2005.  Class B units are not reflected above in the Class A Unit performance history.  Sage Fund, L.P. sold any remaining claims relating to the RCM matter in October 2007.  Following this transaction, approximately 92% of this Class B Unit receivable was recovered and 8% was written down as uncollectible.  Therefore, as of the date of this Supplement, the Sage Fund, L.P. has no further exposure to the RCM bankruptcy proceedings.

NOT FOR USE AFTER MAY 1, 2010

Subscription Amount:      ____________________

ASPECT GLOBAL DIVERSIFIED FUND LP

SUBSCRIPTION AGREEMENT

SERIES
[ _ ] UNITS

Aspect Global Diversified Fund LP
c/o Steben & Company, Inc.
2099 Gaither Road
Suite 200
Rockville, MD 20850

AGDF subscription agreement [ _ ] Units 2-1-2010

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FORM OF SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

ASPECT GLOBAL DIVERSIFIED FUND LP

____________________

SUBSCRIPTION REQUIREMENTS

By executing a Subscription Agreement and Power of Attorney for Units of Beneficial Interest (“Units”) of Aspect Global Diversified Fund LP (the “Fund”), as indicated on the Subscription Agreement and Power of Attorney, each purchaser (“Purchaser”) irrevocably subscribes for Series [ _ ] Units as indicated on the Purchaser’s Subscription Agreement and Power of Attorney at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund (the “Prospectus”).  Series [ _ ] Units will be offered on the first day of each month at the Net Asset Value per Unit on the last day of the preceding month.

If the Purchaser’s Subscription Agreement and Power of Attorney is accepted, the Purchaser agrees to contribute the Purchaser’s subscription amount to the Fund and to be bound by the terms of the Fund’s Amended and Restated Limited Partnership Agreement (“Amended and Restated Limited Partnership Agreement”), which will be in substantially the form of the Amended and Restated Limited Partnership Agreement included in the Prospectus as Exhibit D.  The Purchaser agrees to reimburse the Fund, Steben & Company, Inc., the general partner of the Fund (the “General Partner”) and Aspect Capital Limited (the “Trading Advisor”) for any expense or loss incurred by either as a result of the cancellation of the Purchaser’s Units due to a failure of the Purchaser to deliver good funds in the full amount of the purchase price of the Units subscribed for by the Purchaser.

Representations and Warranties

As an inducement to the General Partner to accept this subscription, the Purchaser, by executing and delivering the Purchaser’s Subscription Agreement and Power of Attorney, represents and warrants to the Fund, the General Partner, and the Selling Agent as follows:

(a)            The Purchaser is at least twenty-one years old and is legally competent to execute the Subscription Agreement and Power of Attorney.  The Purchaser acknowledges that the Purchaser has received (at or prior to Purchaser’s subscription) a copy of the Prospectus — including the Exhibits, the Amended and Restated Limited Partnership Agreement and summary financial information relating to the Fund current within sixty (60) calendar days — dated or supplemented within nine months of the date as of which the Purchaser has subscribed to purchase Units.

(b)            All information that the Purchaser has heretofore furnished to the General Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by the Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of the Purchaser’s subscription, the Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)            Unless (d) below is applicable, the Purchaser’s subscription is made with the Purchaser’s funds for the Purchaser’s own account and not as trustee, custodian or nominee for another.

(d)            The subscription, if made as custodian for a minor, is a gift the Purchaser has made to such minor and is not made with such minor’s funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.  If the subscription is being made in a fiduciary capacity, the minimum standards of net worth and annual income shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Units if the donor or grantor is the fiduciary.

(e)            If the Purchaser is subscribing in a representative capacity, the Purchaser has full power and authority to purchase the Units and enter into and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which the Purchaser is purchasing the Units, and such entity has full right and power to purchase such Units and enter into and be bound by the Subscription Agreement and Power of Attorney and to become a Unitholder and be bound by the terms and conditions of the Amended and Restated Limited Partnership Agreement.

(f)            The Purchaser either is not required to be registered with the Commodity Futures Trading Commission (“CFTC”) or to be a member of the National Futures Association (“NFA”), or, if required to be so registered, is duly registered with the CFTC and is a member in good standing of the NFA.  The Purchaser agrees to supply the General Partner with such information as the General Partner may reasonably request in order to verify the foregoing representation.  Certain entities which acquire Units may, as a result, themselves become “commodity pools” within the intent of applicable CFTC and NFA rules, and their sponsors, accordingly, will be required to register as “commodity pool operators.”

AGDF subscription agreement [ _ ] Units 2-1-2010

(g)            The address set forth on the Subscription Agreement and Power of Attorney is the Purchaser’s true and correct address and the Purchaser has no present intention of becoming a resident of any other state or country.

(h)            If the Purchaser is a trust or custodian under an Employee Benefit Plan (or otherwise is an entity which holds plan assets), none of the General Partner, the Trading Advisor, any Selling Agent, or Futures Commission Merchant, or any of their affiliates either:  (i) has investment discretion with respect to the investment of the assets of such entity being used to purchase Units; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the trust or custodian; or (iii) is an employer maintaining or contributing to the Fund.

(i)             To the best knowledge of the Purchaser, the Purchaser is independent of the Fund and any of the parties identified in paragraph (h) above and the decision to invest in the Units was made entirely independently of such parties, and was not part of a coordinated or joint investment effort with one or more other investors.

(j)             The Purchaser has received a CFTC Disclosure Document at least five business days prior to the date of the first day of a month at which the subscription is intended to be accepted by the Fund.

(k)            The Purchaser is purchasing the Units for the Purchaser’s own account.

(l)             The Purchaser has received a copy of its most recent monthly report as required by the CFTC.

(m)            The Purchaser agrees to provide any information deemed necessary by the Fund to comply with its anti-money laundering program and other related responsibilities from time to time.  The Purchaser represents that all evidence of identity provided to the Fund is genuine and all related information furnished to the Fund is accurate.  The Fund reserves the right to request such information as is necessary to verify all evidence of identity provided by the Purchaser to the Fund.  In the event of delay or failure by the Purchaser to produce any information requested, the Fund may refuse to accept the subscription, or may refuse to process a redemption or transfer request until the requested information has been provided.  The Fund also reserves the right to require the Purchaser to redeem its investment if at any time subsequent to the acceptance of Purchaser’s subscription the Purchaser fails to provide any additional information requested by the Fund for verification purposes.

(n)             The Purchaser represents that the Purchaser, any person controlling, controlled by or under common control with, the Purchaser, each beneficial owner of the Purchaser and any entity for which the Purchaser is purchasing the Units is (i) not an individual, entity or organization identified on any U.S. Office of Foreign Assets Control “watch list” and does not have any affiliation of any kind with such an individual, entity or organization; (ii) not a foreign shell bank; and (iii) not a person or entity resident in or whose subscription funds are transferred from or through a jurisdiction identified as non-cooperative by the Financial Action Task Force on Money Laundering.  The Purchaser agrees promptly to notify the Fund of any change in information affecting this representation and covenant.  The Purchaser acknowledges that if, following the date of acceptance of the Purchaser’s subscription in the Units, the Fund reasonably believes that the Purchaser has breached the Purchaser’s representations and covenants herein as to the Purchaser’s identity or may otherwise give rise to concerns under the Fund’s anti-money laundering responsibilities, the Fund may be obliged to freeze the Purchaser’s investment in the Units, either by prohibiting additional investments, declining redemption requests and/or segregating the assets constituting the Purchaser’s investment or taking such other action as the Fund considers necessary or required in accordance with application regulations, or the Purchaser may immediately be compelled to redeem its Units from the Fund.

(o)            The Purchaser represents that neither the Purchaser, any beneficial owner of the Purchaser nor any entity for which the Purchaser is purchasing the Units is, a senior foreign political figure,1 an immediate family member of a senior foreign political figure2 or a close associate of a senior foreign political figure.3

__________________________
[1]
A “senior foreign political figure” is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a current or former senior official of a major foreign political party, or a current or former senior executive of a foreign government-owned corporation.  In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[3]
A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

AGDF subscription agreement [ _ ] Units 2-1-2010

(p)            The Purchaser represents that the funds to be invested in the Fund were not derived from activities that may contravene U.S. or non-U.S. anti-money laundering laws or regulations and were derived from legal sources.

(q)            The Purchaser is not resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 of the USA PATRIOT Act of 2001 as warranting special measures due to money laundering concerns (see http://www.fincen.gov/reg_section311.html).

(r)            The Purchaser acknowledges and agrees that the Fund may release confidential information about the Purchaser, and if applicable, any person with a beneficial interest in the Purchaser’s investment or the Purchaser, to regulatory or law enforcement authorities, if the Fund, in its sole discretion, determines that it is required or necessary to do so.

(s)            The Purchaser agrees that it shall have no claim against the Fund for any form of damages as a result of the Fund taking any of the actions referred to herein under “Representations and Warranties.”

(t)            The Purchaser acknowledges that the General Partner, the Fund and any participating Selling Agents are relying upon the Purchaser’s representations herein, and upon the information and representations concerning the Purchaser in the Subscription Agreement and Power of Attorney. The Purchaser affirms that all such information is accurate and complete and may be relied upon (i) in determining whether the Purchaser is qualified to participate in this offering, and (ii) as a defense in any action relating to the Fund or the offering of Units.

(u)           The Purchaser (and/or its duly appointed representative) has had the opportunity to ask questions of, and receive answers concerning the terms and conditions of the offering, and to obtain information necessary to verify the accuracy of the information provided.  All other information desired in connection with this offering has been obtained.  The Purchaser has relied only upon such information in determining to subscribe for Units.

(v)           The Purchaser represents that, under the Purchaser’s present and reasonably foreseeable circumstances, the Purchaser can for an indefinite period of time bear the economic risk of investment in the Units and can afford to sustain a complete loss with respect to the purchase of such Units.

(w)           The Purchaser indemnifies and holds harmless the General Partner, the Trading Advisor, the Fund and any participating Selling Agents in this offering, any person controlling one or more of these persons, and anyone acting on their behalf, with respect to the offer and/or sale of Units to the Purchaser, against all liability, costs and expenses arising out of or resulting from any misrepresentation, breach of warranty, or breach of any covenant by the Purchaser contained herein with respect to any offer, sale, distribution or other disposition of the Units or any solicitation of any offer to buy, purchase or otherwise acquire the Units subscribed for by the Purchaser hereunder.  This Agreement, its provisions and the representations and warranties contained herein shall be binding upon the heirs, legal representatives, successors and assigns of the Purchaser.

(x)            By execution of the Subscription Agreement and Power of Attorney, the Purchaser certifies under penalties of perjury that (i) the number shown in this Agreement as the Purchaser’s Social Security or Taxpayer Identification Number is correct, and (ii) that the Purchaser is not subject to backup withholding either because the Purchaser has not been notified by the IRS that the Purchaser is subject to backup withholding as a result of a failure to report all interest or dividends, or because the IRS has notified the Purchaser that the Purchaser is no longer subject to backup withholding. The Purchaser agrees to strike out the language in (ii) above if the Purchaser is unable to make this certification.

(y)           Each Limited Partner expressly agrees that he will not assign, transfer, pledge, encumber or dispose of, by gift or otherwise (each a “Transfer”), any of his Units or any part or all of his right, title and interest in the capital or profits of the Fund without giving prior written notice of a proposed Transfer to the General Partner and that no proposed Transfer will be effective against the Fund or the General Partner until (i) at least thirty (30) days after the General Partner receives the written notice described below, and (ii) the General Partner has consented in writing to the Transfer, which consent the General Partner shall not unreasonably withhold.  If such Transfer occurs by reason of the death of a Limited Partner or assignee, such written notice may be given by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner, and the General Partner shall consent thereto.

AGDF subscription agreement [ _ ] Units 2-1-2010

Consent to Electronic Delivery of Reports

Subscribers may consent to receive periodic reports electronically, which will be made available by email or on the General Partner’s website (www.steben.com), by checking the applicable box and supplying their e-mail address under Item 9 of the Subscription Agreement and Power of Attorney Signature Page.  These periodic reports include:

•     annual reports that contain audited financial statements; and

•     monthly reports containing unaudited condensed financial statements.

If Subscribers elect electronic delivery, they will be notified by e-mail when such reports are available on the General Partner’s website.  If Subscribers elect to receive these reports electronically, they will not receive paper copies of the reports in the mail, unless they later revoke their election.  Limited Partners may revoke their election and receive paper copies by notifying the General Partner in writing at 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, or through the General Partner’s website.  Furthermore, if a Limited Partner’s e-mail address changes, the Limited Partner must immediately advise the Fund in writing at the address above.

The representations and statements set forth herein may be asserted in defense of the Fund, the General Partner, the Trading Advisor to the Fund, the Selling Agents or others in any litigation or other proceeding.

IF SUBSCRIBERS HAVE CHECKED THE BOX FOR ELECTRONIC STATEMENTS AND HAVE PROVIDED AN EMAIL ADDRESS UNDER ITEM 9 OF THE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE, THEY ARE CONSENTING TO ELECTRONIC DELIVERY OF PERIODIC REPORTS BY THE FUND.

____________________

Investor Suitability

The Purchaser understands that the purchase of Units may be made only by persons who, at a minimum, have (i) a net worth of at least $70,000, exclusive of home, home furnishings and automobiles, and an annual income of at least $70,000, or (ii) a net worth of at least $250,000, exclusive of home, home furnishings and automobiles.  An investment in the Fund should not exceed 10% of a Purchaser’s net worth (in all cases exclusive of home, home furnishings and automobiles).  Some States may require higher suitability standards.

Kansas - The Office of the Kansas Securities Commissioner recommends that Limited Partners should limit their aggregate investment in the Fund and other managed futures investments to not more than 10% of a Purchaser’s liquid net worth.  "Liquid net worth" is that portion of a Purchaser’s total net worth (total assets minus liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

Kentucky – Either (i) Net worth of at least $300,000 (exclusive of home, home furnishings and automobiles) or (ii) a net worth of at least $85,000 (exclusive of home, home furnishings and automobiles) and an annual taxable income of $85,000.  Kentucky investors should limit their investment in any commodity pool program to not more than 10% of their liquid net worth (cash, cash equivalents and readily marketable securities).

Units are speculative and involve a high degree of risk.  No person may invest more than 10% of his or her net worth (in all cases exclusive of home, furnishings and automobiles) in the Fund.

AGDF subscription agreement [ _ ] Units 2-1-2010

ASPECT GLOBAL DIVERSIFIED FUND LP
SUBSCRIPTION INSTRUCTIONS

Any person considering subscribing for the Units should carefully read and review a current Prospectus.
The Prospectus should be accompanied by the most recent monthly report of the Fund.

Line Number	Item To Be Completed

1	Check box if Subscriber is either a new investor or an existing Limited Partner.
2	Enter the total dollar amount being invested.
3	Check box if Subscriber is an Employee Benefit Plan or Entity that holds plan assets.
4
Enter the Social Security Number OR Taxpayer ID Number, as applicable and check the appropriate box to indicate ownership type.  For IRA accounts, the Taxpayer ID Number of the Custodian should be entered, as well as the Social Security Number of the investor.

5	Enter the name(s) of the Subscriber(s). For UGMA/UTMA (Minor) accounts, enter the Minor name followed by “Minor”.
6
For UGMA/UTMA accounts, enter the custodian name.  For Trusts, enter the Trustee(s) name(s).  For Corporations, Partnerships, and Estates, enter the officer or contact person name. Special Note: Copies of trust agreements, corporate papers and other appropriate documents are required for General Partner approval.

7	Enter the legal address (which is the resident or domicile address used for tax purposes) of the Subscriber(s) (no post office boxes). Line 7 must be completed.
8	If an IRA account, enter Custodian’s name and address.
9	The Subscriber(s) must select Electronic Delivery or Paper Copy format for periodic reports.
10	The Subscriber(s) must confirm receipt of the Prospectus.
11
The Subscriber(s) must sign and date the Subscription Agreement for Units of beneficial interest in the Fund.  If it is a joint account, both Subscribers must sign.  In the case of IRA accounts, the Custodian’s signature, as well as the investor’s signature, is required.

12	Check box if Subscriber is a U.S. citizen and subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.
13	The Registered Representative and OSJ/branch manager must sign.
14	The name of the Selling Agent, Registered Representative name, Registered Representative number, and address and phone number must be entered.

This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive a subscription at the main business office prior to 5:00 P.M. EST on the 5th business day prior to the last business day of the month at which the subscription is intended to be accepted by the Fund.  Questions should be directed to Steben & Company, Inc. at (240) 631-9808.

Wire Instructions:

Your bank should wire transfer only U.S. dollars to:

Bank of America
6001 Montrose Road, Suite 650
Rockville, MD 20852
ABA# 026-009-593
Account No. 0044 6564 1589
For credit to: Aspect Global Diversified Fund LP
FBO ______________________ (client name)

Please also have your bank send the following message to Aspect Global Diversified Fund LP, either by facsimile at (240) 631-9595 or by mail c/o Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.
“Aspect Global Diversified Fund LP - We have remitted to Bank of America, for credit to the account of Aspect Global Diversified Fund LP, for $______________(insert amount) by order of ________________________ (insert name of Subscriber(s)) on ______________, 201__ (insert date).”

AGDF subscription agreement [ _ ] Units 2-1-2010

ASPECT GLOBAL DIVERSIFIED FUND LP
UNITS OF BENEFICIAL INTEREST
SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Aspect Global Diversified Fund LP
c/o Steben & Company, Inc., General Partner
2099 Gaither Road
Suite 200
Rockville, Maryland 20850
Attention:  Investor Services

Dear Sirs:

1.  Subscription for Units.  I hereby subscribe for the number of Series [ _ ] Units of beneficial interest (“Units”) of Aspect Global Diversified Fund LP (the “Fund”) set forth in this Subscription Agreement and Power of Attorney at a purchase price per Unit at the month end Series Net Asset Value per Unit during the continuous offering, as described in the Prospectus of the Fund (the “Prospectus”).  Units are offered as of the beginning of each calendar month (until such time as the offering is discontinued).  The settlement date for my purchase of Units will be not more than five business days after the purchase date of my Units, which will occur as of the first day of the calendar month which follows after which my subscription is accepted.  I understand that all investors will have the right to revoke their subscriptions, and receive a refund of their invested funds, for a period of five business days following receipt of the Prospectus.  Steben & Company, Inc., the General Partner of the Fund (“the General Partner”), may, in its sole and absolute discretion, accept or reject this subscription in whole or in part.  Except as otherwise set forth herein, all subscriptions once submitted are irrevocable.  All Units are offered subject to prior sale.

2.  Representations and Warranties of Subscriber.  I have received the Prospectus together with summary financial information relating to the Fund current within sixty (60) calendar days.  I understand that by submitting this Subscription Agreement and Power of Attorney I am making the representations and warranties set forth in this Subscription Agreement and Power of Attorney including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein and compliance with CFTC and anti-money laundering regulations.

3.  Acceptance of Amended and Restated Limited Partnership Agreement. I agree that as of the date of acceptance of my subscription funds by the Fund, I shall become a Limited Partner, and I hereby agree to each and every term of the Amended and Restated Limited Partnership Agreement as if my signature were subscribed thereto. By execution of this Subscription Agreement, and the Power of Attorney set forth herein, I agree that I shall be deemed to have executed the Amended and Restated Limited Partnership Agreement.

4.  Power of Attorney.  In connection with my acceptance of an interest in the Fund, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Fund and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Amended and Restated Limited Partnership Agreement of the Fund, which is attached as Exhibit D to the Prospectus, including, without limitation, the execution of the said Agreement itself and effecting all amendments permitted by the terms thereof.  The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Units.

5.  Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and accepted) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Fund.  This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of New York without regard to principles of conflicts of law.

6.  ERISA.  If the undersigned is acting on behalf of an “employee benefit plan,” as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any “plan,” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each such employee benefit plan and plan, a “Plan”), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned, understands, as or on behalf of the fiduciary of the Plan responsible for purchasing the Units (the “Plan Fiduciary”), that:  (a) the Plan Fiduciary has considered an investment in the Fund for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund for such Plan is consistent with the Plan Fiduciary’s responsibilities under ERISA; (c) the Plan’s investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Trading Advisor to the Fund, the Selling Agents, any Clearing Broker, any broker through which the Trading Advisor requires the Fund to trade, the General Partner, any of their respective affiliates or any of their respective agents or employees (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units, (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan, or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risk of large losses, (ii) is independent of the General Partner, the Trading Advisor to the Fund, the Selling Agent, any Correspondent Selling Agent, any Clearing Broker and any of their respective affiliates, and (iii) is qualified to make such investment decision.  The undersigned understands that the General Partner may request that the undersigned furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of Units by the Plan does not violate any provision of ERISA or the Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons,” as defined therein.

AGDF subscription agreement [ _ ] Units 2-1-2010

7.  Risks.   The Units are speculative and involve a high degree of risk.  Risks relating to the Units include:  (i) Limited Partners could lose all or substantially all of their investment; (ii) the Fund is highly leveraged and trades in volatile markets; (iii) performance can be extremely volatile; (iv) substantial expenses must be offset by trading profits and interest income; and (v) the Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as U.S. markets.  See “The Risks Limited Partners Face” beginning on page 18 of the Prospectus.

8.  Entire Agreement.  This Agreement and the Amended and Restated Limited Partnership Agreement represent the entire agreement of the parties with respect to the subject matter hereof and may not be changed or terminated, except in writing signed by the Purchaser and the General Partner, or in the case of the Amended and Restated Limited Partnership Agreement, in accordance with procedures for amendments as set forth therein.

9.  No Waiver.  No waiver by any party of any breach of any term of this Agreement shall be construed as a waiver of any subsequent breach of that term or any other term of the same or of a different nature.

10. The named Subscriber(s) is/are purchasing Units for their own account.

AGDF subscription agreement [ _ ] Units 2-1-2010

ASPECT GLOBAL DIVERSIFIED FUND LP

SERIES [ _ ] UNITS

SUBSCRIPTION AGREEMENT FOR LIMITED UNITS OF BENEFICIAL INTEREST IN
ASPECT GLOBAL DIVERSIFIED FUND LP

The Subscriber(s) named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Series [ _ ] Units of beneficial interest (“Units”) of Aspect Global Diversified Fund LP indicated on line 2 of the Subscription Agreement and Power of Attorney signature page, hereby subscribes for the purchase of such Units.  Each Subscriber(s) must deliver to the General Partner (a) a check made payable to “Aspect Global Diversified Fund LP”, or wire transfer in accordance with the instructions provided below, and (b) this completed Subscription Agreement and Power of Attorney.  This Subscription Agreement should be forwarded to the main business office of the General Partner at the following address: Steben & Company, Inc., 2099 Gaither Road, Suite 200, Rockville, Maryland 20850, Attn: Investor Services.  The General Partner must receive these subscription materials at the main business office prior to 5:00 P.M. EST on the 5th business day prior to the last business day of a month at which the subscription is intended to be accepted by the Fund.  Questions should be directed to Steben & Company, Inc. at (240) 631-9808.

The named Subscriber(s) further acknowledges receipt of the prospectus of the Fund, including the Amended and Restated Limited Partnership Agreement, the terms of which govern the investment in the Units being subscribed for hereby, together with, if applicable, recent Account Statements relating to the Fund (current within sixty (60) calendar days) and the Fund’s most recent Annual Report (unless the information in such Annual Report has been included in the Prospectus by amendment or supplement).

If this investment is for a qualified employee benefit plan, an individual retirement account or other tax-exempt investor, in making this investment on behalf of each entity, the named Subscriber(s) has satisfied themselves as to the potential tax consequences of this investment.

AGDF subscription agreement [ _ ] Units 2-1-2010

ASPECT GLOBAL DIVERSIFIED FUND LP - SERIES [ _ ] UNITS

1.) Status of Subscriber(s) (check one): ☐ New Investor(s) ☐ Existing Limited Partner(s)	2.) Total Amount of Subscription: (minimum investment: $10,000 initial; $2,500 additional) Series [ _ ] Units $________________________
3.) ☐ Check here if the Subscriber(s) is (are) an Employee Benefit Plan
    (or otherwise an entity that holds plan assets).

    ☐ Check here if the Employee Benefit Plan is a governmental or foreign plan, or otherwise is not subject to ERISA or Section 4975 of the Code.

4.) Social Security Number / Taxpayer ID # ________ - ______ - ______________
Taxable Investors (check one)		Non-Taxable Investors (check one): (Custodians MUST sign #10 below)
☐ Individual Ownership ☐ Partnership ☐ Corporation / LLC ☐ Estate	☐ Tenants in Common ☐ Joint Tenants with Right of Survivorship ☐ Community Property ☐ Grantor or Other Revocable Trust *	☐ IRA ☐ Roth-IRA ☐ SEP IRA ☐ SIMPLE IRA	☐ 401(k) ☐ Pension Plan ☐ Defined Benefit ☐ Profit Sharing
☐ Trust other than a Grantor or Revocable Trust * *Trust documents MUST accompany application) Driver’s License or Other Government Issued Identification Number: _____________________;		☐ UGMA/UTMA ____________________(Minor) ☐ Other (specify)________________________ Note: Partnerships, Corporations, and Retirement Plans must attach organizational or plan documents.
5.) Individual Subscriber Information:
_______________________________________________________________
Subscriber Name
_______________________________________________________________
Joint Subscriber Name (if applicable)
Mr. ___ Mrs. ___ Ms. ___ Miss ___ Dr. ___ Mr. ___ Mrs. ___ Ms. ___ Miss ___ Dr. ___
6.) Entity Subscriber Information: _____________________________________________________________________________________________________________________
Name of Entity _______________________________________________________________ Name of Trustee(s) or if self directed Pension Plan Name of Beneficiary	Mr. ___ Mrs. ___ Ms. ___ Miss ___ Dr. ___
7.) Subscriber Address: ____________________________________________________________________________________________________________________________________________
Primary Address: Street (NO P.O. BOX)	City	State	Zip Code	Phone
_____________________________________________________________________________________________________________________________________________
Mailing Address (if different): Street/P.O. Box	City	State	Zip Code
8.) Custodian Information (please note that the General Partner cannot act as the Custodian):
________________________________________________________ Name Tax ID Number __________________________________________________________________ Mailing Address	________________________________________________________ Custodian Signature/Stamp ________________________________________________________ Account Number at Custodian
9.) Preference for Delivery of Periodic Reports:

 ___ Paper statements to the mailing address listed in section 7:

 ___ Electronic statements available on the General Partner’s web site.
        Email address: _____________________________________________

10.) Confirmation of Receipt of Prospectus:

I (we) received a copy of the Aspect Global Diversified Fund LP prospectus by one of the following methods:  (i) paper copy   (ii) electronic copy

Initial(s): _____________ (REQUIRED)

11.) SUBSCRIBER(S) MUST SIGN
_________________________________________________________ Subscriber Signature Date	_________________________________________________________ Joint Subscriber Signature (if applicable) Date
Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY
12.)  I have checked the following box, if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code:  ☐
Under penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY
Under penalties of perjury, by signature above I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

AGDF subscription agreement [ _ ] Units 2-1-2010

Information for the Selling Agent/Registered Investment Advisor

I hereby certify that I have informed the investor of all pertinent facts relating to the risks, tax consequences, liquidity, marketability, management and control of the General Partner with respect to an investment in the Units, as set forth in the Prospectus.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics.  I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

In addition, I have taken reasonable steps to verify the investor’s identity in accordance with our firm’s policies and the USA PATRIOT Act.

The Registered Representative MUST sign below in order to substantiate compliance with NASD Conduct Rule 2810.

13.) To Be Completed by the Selling Agent/Broker Dealer/Registered Representative:
________________________________________________________
Registered Representative Name                                         Rep ID #

________________________________________________________
Broker/Dealer Name

RR Branch Address:

_________________________________________________________
Street
_________________________________________________________
City                                            State                                            Zip

______________________________________________________
Registered Representative Signature                                         Date

_______________________________________________________
Branch Manager/OSJ Signature                                                Date

_______________________________________________________
Phone                                                           Fax
_______________________________________________________
Email Address

14.) To Be Completed by the Registered Investment Advisor ( if applicable- NOT SELLING AGENT):

________________________________________________________
Registered Investment Advisor Name

Registered Investment Advisor Address:

_________________________________________________________
Advisor Firm Name

_________________________________________________________
Street

_________________________________________________________
City                                            State                                             Zip

______________________________________________________
Registered Investment Advisor Signature                                  Date

_______________________________________________________
Phone                                                           Fax

_______________________________________________________
Email Address

The representations and statements set forth herein may be asserted in defense of the Fund, the General Partner, the Trading Advisor to the Fund, the Selling Agent or others in any litigation or other proceeding.

AGDF subscription agreement [ _ ] Units 2-1-2010